Exhibit 10.9.3

AMENDMENT THREE
TO THE
THE COCA-COLA COMPANY SUPPLEMENTAL PENSION PLAN

WHEREAS, The Coca-Cola Company (the "Company") established The Coca-Cola Company Supplemental Pension Plan (the "Plan");

WHEREAS, The Coca-Cola Company Benefits Committee ("Benefits Committee") is authorized to amend the Plan; and

NOW THEREFORE, the Plan is hereby amended as follows, effective January 1, 2010:

1.    The definition of "Year of Benefit Service" shall be amended as follows:

""Years of benefit Service" shall mean Years of Benefit Service as
Defined in the Qualified Pension Plan, subject to the following modifications:
Years of Benefit Service shall not include any period during which the Participant has had a Separation of Service."

2.    The following sentence shall be added to the end of Section 3(a)(1):

"Notwithstanding anything else herein, the amount calculated under this section 3.1(a)(1) shall not include, and shall specifically exclude, any benefit earned under the Qualified Pension Plan while the Participant was not participating in this Plan following a Separation from Service."

IN WITHNESS WHEREOF, the Benefits Committee has caused this Amendment to be signed by its duly authorized member as of this 15th day of June 2015.

THE COCA-COLA COMPANY
BENEFITS CMMITTEE

/s/ Stacy Apter
Stacy Apter